FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2023 Second Quarter Financial Results

GREENSBORO, NC — November 2, 2022 — Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced financial results for the Company’s fiscal 2023 second quarter ended October 1, 2022.

On a GAAP basis, revenue for Qorvo’s fiscal 2023 second quarter was $1.158 billion, gross margin was 46.5%, operating income was $262 million and diluted earnings per share was $1.82. On a non-GAAP basis, gross margin was 49.2%, operating income was $338 million and diluted earnings per share was $2.66.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo delivered a solid September quarter, supported by a large customer launch and strength in defense and power. In the December quarter, Qorvo is continuing to adjust to weakening end-market demand while taking steps to significantly reduce inventory in the channel. Across our businesses, we remain encouraged by customer design win activity and content and integration trends. We are introducing new technologies and new products to drive growth and expand content in diverse markets, including defense, power, infrastructure, automotive, IoT connectivity and smartphones.”

Strategic Highlights

•Achieved fourth consecutive quarter of sequential growth in Silicon Carbide (SiC) business and signed agreement with SK Siltron for long-term supply of SiC wafers
•Released portfolio of advanced fourth-generation SiC surface-mount FETs optimized for high-power applications such as DC-to-DC converters, fast DC chargers, and onboard chargers
•Released 5-watt GaN power amplifier module for 4.5 - 4.6 GHz massive-MIMO cellular base stations and announced GaN power module for upcoming DOCSIS 4.0 broadband cable systems
•Introduced highly compact PMIC designed to enable reconfigurability and reduce time to market in space-constrained applications including home automation and networking systems
•Achieved Matter® 1.0 certification and commenced shipments of Matter development kits featuring ConcurrentConnect™ technology, simplifying design of IoT gateway and connected devices
•Broadened smart home product portfolio leveraging UWB and Matter system solutions and expanded UWB design engagements serving enterprise applications, including indoor navigation
•Expanded connectivity and sensing design wins supporting top-tier automakers for applications including infotainment, connectivity, secure car access and EV smart interiors
•Secured broad range of Wi-Fi 6 and Wi-Fi 6E design wins in support of 2023 platforms and launched 5 GHz and 6 GHz filters for European band Wi-Fi 6E and Wi-Fi 7 applications
•Launched commercial trials of Qorvo Omnia™ COVID-19 diagnostic test platform with multiple retail healthcare outlets and began production of flu A/B cartridges for clinical trials in support of National Institutes of Health (NIH) initiatives
•Increased shipments of Phase 7 LE solutions and secured additional design wins, including LB, MHB and UHB integrated placements across multiple smartphone OEMs
•Commenced first production shipments of high-performance MEMS-based antenna solutions and expanded customer engagements to include top-tier smartphone OEMs

•Expanded content at Korea-based OEM with first LB PAD win in their flagship smartphone, complementing wins in MHB main and secondary transmit, tuning and Wi-Fi applications, in support of upcoming 2023 flagship launch
•Introduced highly integrated MHB PAD combining main path and diversity receive content, in support of future cellular architectures

Financial Commentary and Outlook

Grant Brown, chief financial officer of Qorvo, said, “Qorvo delivered September quarterly revenue and EPS above the high end of our guidance while also reducing inventories. Looking forward, we anticipate ongoing weakness across end markets, primarily consumer, and a more acute inventory correction at our Android-based smartphone customers. Despite the challenging environment, we expect to deliver strong free cash flow in fiscal 2023 while investing to drive diversified long-term growth. On this outlook and projected free cash flow, the board of directors has approved a $2 billion share repurchase authorization.”

Qorvo's current outlook for the December 2022 quarter is:

• Quarterly revenue of $700 million to $750 million
• Non-GAAP gross margin between 43% and 44%
• Non-GAAP diluted earnings per share in the range of $0.50 to $0.75

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 1, 2022	For the quarter ended July 2, 2022	Change vs. Q1 FY 2023
Revenue	$1,158.1	$1,035.4	$122.7
Gross profit	$538.9	$375.3	$163.6
Gross margin	46.5%	36.2%	10.3	ppt
Operating expenses	$277.4	$273.4	$4.0
Operating income	$261.6	$101.9	$159.7
Net income	$188.6	$68.9	$119.7
Weighted average diluted shares	103.7	106.1	(2.4)
Diluted EPS	$1.82	$0.65	$1.17

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 1, 2022	For the quarter ended July 2, 2022	Change vs. Q1 FY 2023
Revenue	$1,158.1	$1,035.4	$122.7
Gross profit	$570.2	$518.2	$52.0
Gross margin	49.2%	50.0%	(0.8)	ppt
Operating expenses	$232.5	$233.8	$(1.3)
Operating income	$337.7	$284.4	$53.3
Net income	$276.2	$238.4	$37.8
Weighted average diluted shares	103.7	106.1	(2.4)
Diluted EPS	$2.66	$2.25	$0.41

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 1, 2022	For the quarter ended October 2, 2021	Change vs. Q2 FY 2022
Revenue	$1,158.1	$1,255.2	$(97.1)
Gross profit	$538.9	$621.6	$(82.7)
Gross margin	46.5%	49.5%	(3.0)	ppt
Operating expenses	$277.4	$259.2	$18.2
Operating income	$261.6	$362.4	$(100.8)
Net income	$188.6	$319.2	$(130.6)
Weighted average diluted shares	103.7	112.4	(8.7)
Diluted EPS	$1.82	$2.84	$(1.02)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 1, 2022	For the quarter ended October 2, 2021	Change vs. Q2 FY 2022
Revenue	$1,158.1	$1,255.2	$(97.1)
Gross profit	$570.2	$657.5	$(87.3)
Gross margin	49.2%	52.4%	(3.2)	ppt
Operating expenses	$232.5	$222.1	$10.4
Operating income	$337.7	$435.4	$(97.7)
Net income	$276.2	$384.5	$(108.3)
Weighted average diluted shares	103.7	112.4	(8.7)
Diluted EPS	$2.66	$3.42	$(0.76)
1 Excludes stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, charges associated with a long-term capacity reservation agreement, loss (gain) on assets, start-up costs, restructuring related charges, (gain) loss on investments, other expense and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development; selling, general and administrative), (vi) free cash flow, (vii) EBITDA, (viii) non-GAAP return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of intangible assets, stock-based compensation expense and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

For the three months ended July 2, 2022, non-GAAP gross profit and gross margin also exclude charges associated with a long-term capacity reservation agreement. Unprecedented disruption resulting from measures taken in China to control the COVID-19 pandemic and the conflict in Ukraine have negatively impacted demand for 5G handsets in China and EMEA within a short period of time. As a result of these extraordinary circumstances, we did not meet the minimum purchase commitments under a long-term capacity reservation agreement with a foundry supplier. This resulted in shortfall charges that have been recorded in our cost of goods sold. We believe these charges are not reflective of the performance of our ongoing business as they were the result of unprecedented disruption resulting from the COVID-19 pandemic and the conflict in Ukraine.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, gain or loss on assets, asset impairments, start-up costs, restructuring related charges, charges associated with a long-term capacity reservation agreement and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs, gain or loss on assets, asset impairments, start-up costs, restructuring related charges, charges associated with a long-term capacity reservation agreement and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, gain or loss on assets, asset impairments, start-up costs, restructuring related charges, charges associated with a long-term capacity reservation agreement, certain non-cash expenses, gain or loss on investments, other expense (income) and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP operating expenses (research and development and selling, general and administrative). Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets and certain non-cash expenses (primarily acquisition and integration related costs). We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo adjusts GAAP net income for interest expense, interest income, income tax expense (benefit), depreciation and intangible amortization expense, stock-based compensation and other charges that are not representative of Qorvo's ongoing operations (including asset impairments, investment activity, acquisition-related costs, certain charges associated with a long-term capacity reservation agreement and restructuring-related costs) when presenting EBITDA. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Inventory days on hand. Inventory days on hand is defined as (a) average net inventory for the period, divided by (b) the result of non-GAAP cost of goods sold for the period divided by the number of days in the period.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration related costs, restructuring related charges, gain or loss on assets, asset impairments, gain or loss on investments and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at https://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 412-317-6671 and using the passcode 13733149. The playback will be available through the close of business November 9, 2022.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including consumer electronics, smart home/IoT, automotive, EVs, battery-powered appliances, network infrastructure, healthcare and aerospace/defense. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; continued volatility and uncertainty in customer demand, worldwide economies and financial markets resulting from the impact of the COVID-19 pandemic, conflict in Ukraine or other macroeconomic factors; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, including under long-term supply agreements, due to timing of customers' forecasts; our inability to effectively manage or maintain evolving relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; changes in the favorable tax status of certain of our subsidiaries; enactment of international or domestic tax legislation, or changes in regulatory guidance; risks associated with environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under "Risk Factors" in Part I, Item 1A. of our Annual Report on Form 10-K for the year ended April 2, 2022 and Qorvo's subsequent reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenue	$1,158,057	$1,255,248	$2,193,415	$2,365,599

Costs and expenses:
Cost of goods sold	619,130	633,695	1,279,238	1,197,863
Research and development	168,164	158,377	336,732	310,456
Selling, general and administrative	97,752	93,489	199,567	183,788
Other operating expense	11,449	7,327	14,457	14,030
Total costs and expenses	896,495	892,888	1,829,994	1,706,137

Operating income	261,562	362,360	363,421	659,462
Interest expense	(16,904)	(15,327)	(34,156)	(30,606)
Other income (expense), net	2,214	4,754	(2,848)	21,545

Income before income taxes	246,872	351,787	326,417	650,401
Income tax expense	(58,257)	(32,598)	(68,918)	(45,586)
Net income	$188,615	$319,189	$257,499	$604,815

Net income per share, diluted	$1.82	$2.84	$2.46	$5.35

Weighted average outstanding diluted shares	103,674	112,411	104,817	113,088

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 1, 2022	July 2, 2022	October 2, 2021

GAAP operating income	$261,562	$101,859	$362,360
Stock-based compensation expense	31,789	35,414	28,691
Amortization of intangible assets	32,787	33,652	36,577
Acquisition and integration related costs	8,642	6,308	6,040
Charges associated with a long-term capacity reservation agreement	—	110,000	—
(Gain) loss on assets, start-up costs, restructuring and other non-cash expenses	2,917	(2,868)	1,750
Non-GAAP operating income	$337,697	$284,365	$435,418

GAAP net income	$188,615	$68,884	$319,189
Stock-based compensation expense	31,789	35,414	28,691
Amortization of intangible assets	32,787	33,652	36,577
Acquisition and integration related costs	8,642	6,308	6,040
Charges associated with a long-term capacity reservation agreement	—	110,000	—
(Gain) loss on assets, start-up costs, restructuring and other non-cash expenses	2,917	(2,868)	1,750
(Gain) loss on investments	(967)	1,375	(3,673)
Other expense	1,629	5,198	103
Adjustment of income taxes	10,814	(19,559)	(4,133)
Non-GAAP net income	$276,226	$238,404	$384,544

GAAP weighted average outstanding diluted shares	103,674	106,080	112,411
Dilutive stock-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	103,674	106,080	112,411

Non-GAAP net income per share, diluted	$2.66	$2.25	$3.42

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	October 1, 2022		July 2, 2022		October 2, 2021
GAAP gross profit/margin	$538,927	46.5%	$375,250	36.2%	$621,553	49.5%
Amortization of intangible assets	27,574	2.4	28,083	2.7	30,876	2.5
Stock-based compensation expense	3,704	0.3	4,502	0.5	4,949	0.4
Charges associated with a long-term capacity reservation agreement	—	—	110,000	10.6	—	—
Other non-cash expenses	35	—	354	—	152	—
Non-GAAP gross profit/margin	$570,240	49.2%	$518,189	50.0%	$657,530	52.4%

Three Months Ended
Non-GAAP Operating Income	October 1, 2022
(as a percentage of sales)

GAAP operating income	22.6%
Stock-based compensation expense	2.7
Amortization of intangible assets	2.8
Acquisition and integration related costs	0.8
Gain on assets, start-up costs, restructuring and other non-cash expenses	0.3
Non-GAAP operating income	29.2%

Three Months Ended
Free Cash Flow (1)	October 1, 2022
(in millions)

Net cash provided by operating activities	$267.4
Purchases of property and equipment	(47.0)
Free cash flow	$220.4

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	October 1, 2022	July 2, 2022	October 2, 2021
GAAP research and development expense	$168,164	$168,568	$158,377
Less:
Stock-based compensation expense	10,445	8,966	8,614
Other non-cash expenses	58	61	235
Non-GAAP research and development expense	$157,661	$159,541	$149,528

	Three Months Ended
	October 1, 2022	July 2, 2022	October 2, 2021
GAAP selling, general and administrative expense	$97,752	$101,815	$93,489
Less:
Stock-based compensation expense	17,640	21,946	15,128
Amortization of intangible assets	5,213	5,569	5,701
Other non-cash expenses	17	17	76
Non-GAAP selling, general and administrative expense	$74,882	$74,283	$72,584

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 1, 2022	April 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$911,570	$972,592
Accounts receivable, net	645,125	568,850
Inventories	840,850	755,748
Other current assets	123,739	152,675
Total current assets	2,521,284	2,449,865

Property and equipment, net	1,222,924	1,253,591
Goodwill	2,757,124	2,775,634
Intangible assets, net	585,860	674,786
Long-term investments	29,452	31,086
Other non-current assets	258,088	324,110
Total assets	$7,374,732	$7,509,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$621,129	$568,101
Other current liabilities	142,998	107,026
Total current liabilities	764,127	675,127

Long-term debt	2,047,398	2,047,098
Other long-term liabilities	241,067	233,629
Total liabilities	3,052,592	2,955,854

Stockholders’ equity	4,322,140	4,553,218
Total liabilities and stockholders’ equity	$7,374,732	$7,509,072

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968